                                                                    EXHIBIT 10.8

                              NOVO MEDIAGROUP, INC.

                           INVESTORS' RIGHTS AGREEMENT

        This Investors' Rights Agreement (the "Agreement" is made as of the 31st day of August, 1999, by and among Novo MediaGroup, Inc., a California corporation (the "Company"), the holders of the Company's Series A Preferred Stock (the "Investors"), N.W. Ayer Communications, Inc. (solely as to the Right of First Offer set forth in Section 3 hereof) and Kelly Rodriques and Anthony Westreich ("Westreich", together with "Rodriques", collectively, the "Founders" and each, a "Founder").

                                    RECITALS

        The Company and the Investors have entered into a Stock Purchase Agreement (the "Acquisition Agreement") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series A Preferred Stock. A condition to the Investors' obligations under the Acquisition Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide (i) the Investors with certain rights to register shares of the Company's Common. Stock issuable upon conversion of the Company's Series A Preferred Stock held by the Investors, (ii) the Investors with certain rights to receive or inspect information pertaining to the, Company, (iii) the Investors with a right of first offer with respect to certain issuances by the Company of its securities; and (iv) the Investors with co-sale rights with respect to proposed share dispositions by the Founders and other members of the Company's management. The Company and the Founders each desire to induce the Investors to purchase shares of Series A Preferred Stock pursuant to the Acquisition Agreement by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT

        The parties hereby agree as follows:

        1. Registration Rights. The Company and the Investors covenant and agree as follows:

                1.1 Definitions. For purposes of this Section 1:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Commission;

                        (b) The term "Registrable Securities" means:

                                (i) The shares of Series A Common Stock of the Company issuable or issued upon conversion of the Series A

                                        Preferred Stock of the Company held by
                                        the Investors (including the Series A
                                        Common Stock issued upon conversion of
                                        the Series C Common Stock initially to
                                        be issued upon conversion of the Series
                                        A Preferred Stock);

                                (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
                                        as) a dividend or other distribution
                                        with respect to, or in exchange for or
                                        in replacement of the shares listed in
                                        (i) above, provided, however, that the
                                        foregoing definition shall exclude in
                                        all cases any Registrable Securities
                                        sold by a person in a transaction in
                                        which his or her rights under this
                                        Agreement are not assigned.
                                        Notwithstanding the foregoing, Common
                                        Stock and other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
                                        Section 4(l) thereof so that all
                                        transfer restrictions, and restrictive
                                        legends with respect thereto, if any,
                                        are removed upon the consummation of
                                        such sale;

                        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities and the number of shares of Registrable Securities that are shares of Common Stock issuable pursuant to then exercisable and/or convertible securities;

                        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof;

                        (e) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                        (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                        (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2,2.3 and 2.10 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of a single counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                        (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

                        (i) "Founder Shares" shall mean vested shares of the Company's Common Stock now owned or subsequently acquired by the Founders excluding any Common Stock issuable upon conversion of any Preferred Stock which may be subsequently purchased by the Founders.

                1.2 Requested Registration. In case the Company shall receive from Holders owning at least 33% of the Registrable Securities (the "Initiating Holders") at any time after the Company's initial registration statement including shares on its behalf to be sold to the public is declared effective by the Commission, a written request that the Company effect any registration with respect to at least thirty-three percent (33%) of all the Registrable Securities then outstanding (or any lesser percentage if the anticipated offering price, net of underwriter's commissions, would exceed $5,000,000), the Company will:

                        (a) promptly give written notice of the proposed registration to all other Holders; and

                        (b) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested at the earliest possible date and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                                (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                (ii) At any time after the date that is five years following the effective date of the Company's first registered underwritten offering to the general public of its securities for its own account;

                                (iii)   Within six (6) months immediately
                                        following the effective date of the
                                        filing of the initial registration
                                        statement pertaining to an underwritten
                                        public offering of securities of the
                                        Company for its own account (other than
                                        a
                                        registration relating solely to a
                                        Commission Rule 145 transaction or a
                                        registration relating solely to employee benefit plans or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and within four (4) months of any subsequent registration pursuant to an underwritten public offering; and

                                (iv)    After the Company has effected one
                                        registration pursuant to this Section
                                        1.2 and such registration has been
                                        declared or ordered effective.

        Subject to the foregoing clauses (i) through (iv) and to Section 1.2(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders, and in any event within ninety (90) days of such request; provided, however, that if the Company shall furnish to such Initiating Holders, within 30 days after receipt of notice from the Initiating Holders, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the date of such filing, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however that the Company may not make such certification more than once in any 12 month period.

                        (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter (or the managing underwriter on behalf of the underwriters) determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

        If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter (or managing underwriter on behalf of all of the underwriters) and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be Included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.2(c).

        If the underwriter (or managing underwriter on behalf of all of the underwriters) has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if the underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                (d) Delay of Registration. If at the time of any request to register Registrable Securities pursuant to this Section 1.2 the Company is engaged or has fixed plans to engage within sixty (60) days of the time of the request in a registered public offering as to which the Holders will be able to include Registrable Securities pursuant to Sections 1.2 or 1.3, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and, provided further, that no other person or entity could require the Company to file a registration statement during such period. Such right to delay a request may be exercised by the Company not more than once in any two-year period.

        1.3 Company Registration.

                (a) If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of shareholders (other than the Holders) exercising any demand registration rights which they may have, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or any Rule adopted by the Commission in substitution thereof or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                                (i)     promptly give to each Holder written
                                        notice thereof; and

                                (ii) include in such registration (and any related qualification under blue sky laws or other compliance therewith), and in any underwriting involved therein, all the Registrable

                                        Securities specified in a written
                                        request or requests, made within fifteen
                                        (15) days after receipt of such written
                                        notice from the Company, by any Holder
                                        or Holders.

                        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, THE Company shall so advise the Holders as a part of the written notice given pursuant to Section 13(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter (or managing underwriter on behalf of all of the underwriters) determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the underwriter (or managing underwriter on behalf of all of the underwriters) may exclude some or all Registrable Securities from such registration and underwriting -- the Company will, however, use its best efforts to include such Registrable Shares in such offering. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                        (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                        (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000), or

                        (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 1.4, the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company it is the Company's intention to make a public offering within ninety (90) days;

                        (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                        (v) if the Company has already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 1.4, or

                        (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such a jurisdiction and except as may be required by the Securities Act.

                (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2.

                1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.2 or any registration under Section 1.3 shall be borne by the Company; and all Selling Expenses shall be borne by the holders of the securities so registered pro rata, on the basis of the number of shares so registered. The Company and the holders shall mutually bear the cost of a registration under
Section 1.4 on a 50/50 basis with the Holders portion of such costs being borne on a pro-rata basis based on the number of securities so registered.

                1.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each

Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                        (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                        (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                        (c) Use its best efforts and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in such states or jurisdictions;

                        (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the underwriter or underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

                        (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                1.7 Indemnification,

                        (a) The Company will indemnify each Holder, each of its officers and directors and partners, and such Holder's legal counsel and independent accountants and each person controlling such Holder, with respect to whose Registrable Securities registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any amendment or supplement thereto and any related registration statement notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and such holder's legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or commission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                        (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular of other similar document (including any amendment or supplement thereto), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that (i) the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and (ii), in no event shall the liability of any Holder under this Section 1.7(b) exceed the net proceeds from the offering received by such Holder; and (iii) the indemnity agreement contained in this paragraph shall not apply in the case of a sale directly by the Company of its securities (including a sale of such securities through any lead institution or underwriter retained by the Company to engage in a distribution solely on behalf of the Company) in which an untrue statement or omission or alleged untrue state or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company or such lead institution or underwriter failed to deliver a copy of the final or amended prospectus at or prior to the sale of the Registrable Securities.

                        (c) Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however that the indemnifying Party shall bear the expense of such indemnified Party if the indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                1.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                        (a) Use its best efforts to facilitate the sale of the Restricted Securities to the public, without registration under the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"), provided that nothing contained in this Section 1.8 shall require the Company to file reports under the Securities Act and the Exchange Act at anytime prior to the Company's being otherwise required to file such reports.

                        (b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                        (c) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become subject to such reporting requirements);

                        (d) So long as a Purchaser owns any Restricted Securities, to furnish to the Purchaser forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

                1.10 "Market Stand-off" Agreement. Investors hereby agree, if requested by the Company and the underwriter managing the offering of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Investors, without the prior consent of the Company or of such underwriter during any period requested by the Company and such underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act provided that:

                        (a) such agreement shall only apply to the first such registration statement of the Company including shares (or securities) to be sold on its behalf to the public in an underwritten offering;

                        (b) all officers and directors and 5% or greater shareholders of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

                1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Investors under Sections 1.2, 1.3 and 1.4 may be assigned or otherwise conveyed by any Holder; provided, that the Company is given written notice by such transferee at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of Section 1 of this agreement; provided, however, that the failure to so notify shall not affect the validity or effectiveness of such transfer or assignment. Each Purchaser will cause any proposed transferee of the Shares (or of the Common Stock into which the Shares are convertible) held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 1.

                1.12 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by Such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                (h) Immediately notify each Holder of Registrable Securities covered by such registration statement and confirm such advice in writing: (i) when the registration statement has become effective and (ii) when any post-effective amendment to the registration statement becomes effective.

                (i) Cause all Registrable Securities registered pursuant hereto on a Registration Statement for resale by a Holder to be listed on each securities exchange or included for trading in such automated quotation system on or in which the shares of Common Stock of the Company are then listed or included.

                1.13 Delay of Registration.

                (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                (b) It shall be a condition precedent to the obligations of the Company to register the shares of any Holder pursuant to Section 1.2, 1.3 or 1.4 that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities hold by them and their intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2, if, due to the operation of subsection 1.2(c), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2.

                1.14 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

                1.15 Termination of Registration Rights. The rights granted to any Holder under this Section 1 shall terminate five (5) years from the date of the Company's initial registration statement including shares on its behalf to be sold to the public is declared effective by the Commission and shall also terminate earlier (but in no event prior to one year after the date of the Company's initial public offering) as to any Holder who could sell all shares of Common Stock in any 90 day period pursuant to Rule 144.

        2. Covenants of the Company.

                2.1 Delivery of Financial Statements. The Company shall deliver to each Holder of, at least 10% of all Registrable Securities (including for the purposes hereof the Series A Preferred Stock and Series C Common Stock into which it may convert) (each, a "Major Investor"):

                        (a) as soon as practicable after the end of each calendar year (assuming that the calendar year and the fiscal year are the same, and if not, then delivery of financials will follow the fiscal year) of the Company, an income statement for such calendar year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company - provided, however, that unaudited financials will be provided within a minimum of 90 days after the end of the calendar year and that the audited financials will be provided as soon as practicable after the completion of the applicable audit;

                        (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                        (c) within forty-five (45) days of the end of each month, an unaudited income statement and balance sheet for and as of the end of such month, in reasonable detail;

                        (d) as soon as practicable, but in any event no later than the beginning of each fiscal year, a budget and business plan for such fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                        (e) provided, however, that with respect to the financial information provided for in Section 2.1(a) to (d), that except as may be required by law or as otherwise permitted or expressly contemplated herein, no Holder or their respective affiliates, employees, agents and representatives shall disclose to any third party any confidential information or other proprietary knowledge concerning the business or affairs of the Company which it may have acquired from the Company without the prior consent of the Company; provided, that (i) any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information and (ii) that either party hereto shall be able to disclose such information to its employees and agents and to such other third parties as necessary as part of the operation of its business, including disclosure to existing or potential investors, lenders, acquirors or joint-venture candidates or as required by law or court order.

                2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                2.3 Right to Maintain Interest.

                        (a) Mechanics. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall notify each Investor of such proposal and permit each Investor to participate in such offering in order to maintain such Investor's percentage ownership interest in the Company in accordance with the following provisions:

                                (i)     The, Company shall deliver a notice
                                        ("Notice") to each Investor stating (A)
                                        its bona fide intention to offer such
                                        Shares; (B) the number of such Shares to be offered; and

                                        (C) the price and terms, if any, upon
                                        which it proposes to offer such Shares.

                                (ii) Within fifteen (15) days after delivery of the Notice, each Investor may submit to the Company an irrevocable commitment to purchase or obtain, within thirty-five (35) days after receipt of the Notice, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock, including Common Stock then issuable upon conversion of any Preferred Stock held by such Investor bears to the total number of shares of Common Stock and Preferred Stock then outstanding (assuming the exercise or conversion of all securities exercisable for or convertible into Common Stock).

                                (iii)   The Company may, during the 60-day
                                        period following the expiration of the
                                        35-day period provided in Section
                                        2.3(a)(ii), offer the remaining
                                        unsubscribed portion of the Shares to
                                        any person or persons at a price not
                                        less than, and upon terms no more
                                        favorable to the offeree than those
                                        specified in the Notice. If the Company
                                        does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless the Investors are permitted to maintain their percentage ownership interest in the Company in such offering in accordance with this Section 2.3.

                (b) Exclusions. The right to maintain interest in this Section
2.3 shall not be applicable to the issuance of:

                                (i)     securities issued pursuant to the
                                        conversion or exercise of convertible or exercisable securities, subject to adjustments hereunder and under the Company's charter documents;

                                (ii)    securities in connection with the
                                        acquisition by the Company of another
                                        entity, as approved by the Board of
                                        Directors, whether by merger,
                                        consolidation, sale of assets, sale or
                                        exchange of stock or otherwise, subject
                                        to the provisions of the Company's
                                        charter documents;

                                (iii) securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors; or

                                (iv) securities to any person or entity in which such issuance is approved by the Board of Directors in connection with a strategic business relationship between the Company and such person or entity also involving material marketing, distribution, product development or technology licensing rights, as determined in good faith by the Board of Directors of the Company and securities offered to the Company by the holders of Registrable Securities and any transferees of holder of Registrable Securities as part of any Right of First Refusal subsequently agreed to between the holders of Registrable Securities as applied to shares of Registrable Securities and any other securities of the Company which a holder of Registrable Securities may obtain from the Company.

                        (c) Assignment of Right. Each Investor shall be permitted to assign the right to maintain interest in this Section 2.3 to constituent partners or members of such investor or any entity controlling, controlled by or under common control with such Investor.

                2.4 Co-Sale Rights.

                        (a) Sales by a Founder.

                                (i)     If any Founder proposes to sell or
                                        transfer any Founder Shares in one or
                                        more related transactions which will
                                        result in the transfer of 50,000 or more shares of Founder Shares by such Founder, then such Founder shall promptly give written notice (the "Notice") to the Company and to each of the Major Investors at least 30 days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Founder Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of subsection (b) hereof, the Notice shall state under which section and subsection the sale or transfer is being made.

                                (ii)    Each Major Investor shall have the
                                        right, exercisable upon written notice
                                        to such Founder within twenty (20) days
                                        after receipt of the Notice, to
                                        participate in such sale on the same
                                        terms and conditions specified in the
                                        Notice. To the extent that one or more
                                        of the Major Investors exercise such
                                        right of participation in accordance
                                        with the terms and conditions set forth
                                        below, the number of Founder Shares
                                        that the Founder may sell in the
                                        transaction shall be correspondingly
                                        reduced.

                                (iii) Each Major Investor may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (A) the aggregate number of Founder Shares covered by the Notice by
                                        (B) a fraction, the numerator of which
                                        is the number of shares of Common Stock
                                        owned by the Major Investor at the time
                                        of the sale or transfer and the
                                        denominator of which is the total number of shares of Common Stock owned by the Founder and the Major Investors at the time of the sale or transfer (each such Major Investor who elects to sell shares in such a transaction is defined as a "Participant" for purposes of such sale).

                                (iv) If any Major Investor fails to elect to fully participate in such Founder's sale pursuant to this subsection (b), then the other Major Investors may elect to purchase such shares on a pro-rata basis within 10 days of such notice not to participate, and thereafter such Founder may sell an additional number of Founder Shares that is equal to the pro-rata share of any such Major Investor who so elects not to become a Participant and with respect to which there is room for additional sales of stock by such Founder.

                                (v)     Each Participant shall effect its
                                        participation in the sale by promptly
                                        delivering to the Founder for transfer
                                        to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                                        (A)  the number of shares of Common
                                             Stock which such Participant elects
                                             to sell; or

                                        (B)  that number of shares of Preferred
                                             Stock which is at such time
                                             convertible into the number of
                                             shares of Common Stock which such
                                             Participant elects to sell;
                                             provided, however, that if the
                                             prospective purchaser objects to
                                             the delivery of Preferred Stock in
                                             lieu of Common Stock, such
                                             Participant shall convert such
                                             Preferred Stock into Common Stock
                                             and deliver Common Stork as
                                             provided in subparagraph 2(e)(i)
                                             above. The Company agrees to make
                                             any such conversion concurrent with
                                             the actual transfer of such shares,
                                             to the purchaser.

                                (vi) The stock certificate or certificates that the Participant delivers to the Founder pursuant to paragraph 2(e) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of such participant's participation in such sale. To the extent that any prospective purchaser, or purchasers, prohibits such assignment or otherwise refuses to purchase shares or other securities a Participant exercising rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Founder Shares unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Participant.

                                (vii)   The exercise or non-exercise of the
                                        rights of the Participants hereunder to
                                        participate in one or more sales of
                                        Founder Shares made by a Founder shall
                                        not adversely affect their rights to
                                        participate in subsequent sales of
                                        Founder Shares subject to paragraph
                                        2(a).

                                (viii) If none of the Major Investors elects to participate in the sale of the Founder Shares subject to the Notice, the Founder may, not later than sixty (60) days following delivery to the Company and each of the Major Investors of the Notice, enter into an agreement providing for the closing of the transfer of the Founder Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Founder Shares by the Founder, shall again be subject to the co-sale rights of the Major Investors and shall require compliance by the Founder with the procedures described in this subsection
                                        (b).

                        (b) Exempt Transfers.

                                (i)     Notwithstanding the foregoing, the
                                        provisions of subsections (a)(ii)
                                        through (a)(viii) shall not apply to (A) any pledge of Founder Shares made pursuant to a bona fide loan transaction that creates a mere security interest;
                                        (B) any transfer to the ancestors,
                                        descendants or spouse of a Founder or to trusts for the benefit of such persons or a

                                        Founder; or (C) any bona fide gift;
                                        provided that (I) the transferring
                                        Founder shall inform the Major Investors of such pledge, transfer or gift prior to effecting it and (II) the pledgee, transferee or donee shall furnish the Major Investors with a written agreement to be bound by and comply with all provisions of subsection (a) above, as well as the terms of any stock purchase or other agreement pursuant to which such Founder Shares were issued. Such transferred Founder Shares shall remain "Founder Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement.

                                (ii)    Notwithstanding the foregoing, the
                                        provisions of subsection (a) above shall not apply to the sale of any Founder Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); (ii) to the Company, or (iii) if prior to such sale, the Founder held less than 5% of the Company's outstanding shares or the Founders collectively held less than 10% of the Company's outstanding shares.

                        (c) Prohibited Transfers.

                                (i) In the event a Founder should sell any Founder Shares in contravention of the co-sale rights of the Major Investors under this Agreement (a "Prohibited Transfer"), each Major Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

                                (ii) In the event of a Prohibited Transfer by a Founder, each Major Investor shall have the right to sell to such Founder the number of shares of Common Stock equal to the number of shares each Major Investor would have been entitled to transfer to the purchaser under subsection (a)(iii) had the Prohibited Transfer hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                                        (A)  The price per share at which the
                                             shares are to be sold to the
                                             Founder shall be equal to the price
                                             per share paid by the purchaser to
                                             the Founder in the Prohibited
                                             Transfer. 'The Founder shall also
                                             reimburse each Major Investor for
                                             any and all fees and expenses,
                                             including legal fees and expenses,
                                             incurred pursuant to the exercise
                                             or the attempted exercise of the
                                             Major Investor's rights under
                                             subsection (b).

                                        (B)  Within 90 days after the later of
                                             the dates on which the Major
                                             Investor (I) received notice of the
                                             Prohibited Transfer or (II)
                                             otherwise became aware of the
                                             Prohibited Transfer, each Major
                                             Investor shall, if exercising the
                                             option created hereby, deliver to
                                             the Founder the certificate or
                                             certificates representing shares to
                                             be sold, each certificate to be
                                             properly endorsed for transfer.

                                        (C)  The Founder shall, upon receipt of
                                             the certificate or certificates for
                                             the shares to be sold by a Major
                                             Investor, pursuant to this
                                             subparagraph (c)(ii), pay the
                                             aggregate purchase price therefor
                                             and the amount of reimbursable fees
                                             and expenses, as specified in
                                             subparagraph (c)(2)(A), in cash or
                                             by other means acceptable to the
                                             Major Investor

                                        (D)  Notwithstanding the foregoing, any
                                             attempt by a Founder to transfer
                                             Founder Shares in violation of
                                             subsection (b) hereof shall be void
                                             and the Company agrees it will not
                                             effect such a transfer nor will it
                                             treat any alleged transferee as the
                                             holder of such shares without the
                                             written consent of a majority in
                                             interest of the Major Investors.

                        (d) Legend.

                                (i) Each certificate representing shares of Stock now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to subsection (a)(i) hereof shall be endorsed with the following legend:

                        "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                                (ii) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in subsection (d)(i) above to enforce the provisions of this

                                        Agreement and the Company agrees
                                        promptly to do so. The legend shall be
                                        removed upon termination of this
                                        Agreement.

                        (e) Right of First Offer

                                (i) In the event that a Notice is delivered to each Major Investor pursuant to subsection (a)(i) above, each such Major Investor, in lieu of the exercise of the rights set forth in subsection (a)(ii) above, shall have the right within twenty (20) days following receipt of the Notice, to purchase any or all of the Founder Shares specified in the Notice (including any shares being sold by Participants pursuant to this paragraph 2) upon substantially the same terms and conditions specified therein. Each such Major Investor so electing to purchase such Founder Shares is referred to herein as a "Purchasing Investor." Such right shall be exercisable by written notice (the "Purchase Notice") delivered by the Purchasing Investor(s) to the Company, the Founders and the Participants prior to the expiration of the twenty (20) day exercise period. If such right is exercised with respect to all or any of the Founder Shares specified in the Notice, then the Purchasing Investor(s) shall effect the purchase of the Founder Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Purchase Notice; and at such time the Founder and/or Participant shall deliver to the Purchasing Investor the certificates representing the Founder Shares to be purchased, properly endorsed for transfer.

                                (ii)    In the event that no Major Investor
                                        exercises the rights provided in this
                                        subsection (e), the Founder Shares shall be sold pursuant to the provisions of subsection (a)(viii) above. In the event that the Purchasing Investor(s) make a timely exercise of the rights contained in this subsection (e) with respect to a portion, but not all of the Founder Shares subject to the Notice, then the remainder of the Founder Shares subject to such Notice shall be sold pursuant to the provisions of subsection (a)(viii) above.

                2.6 Termination of Covenants. The covenants set forth in Sections 2.1 through Section 2.4 shall terminate as to each Major Investor and be of no further force or effect upon the earliest of (a) the effective date of the Company's first registration statement filed under the Securities Act for the sale of its securities to the public; (b) the closing of the sale, conveyance, or other disposition or encumbrance all or substantially all of the Company's assets or business or the merger into or consolidation with any other entity (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than a merger effected exclusively for the purpose of changing the domicile of the Company); and (c) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act.

                2.7 Aggregation of Stock. For purposes of the share threshold used in determining which Investors are "Major Investors" under this Agreement, all shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together.

        3. Right of First Offer of Company.

                (a) If MacManus proposes to sell or transfer any shares of the Series A Preferred Stock or any other stock of Novo which MacManus shall acquire in respect of the Series A Preferred Stock in any subsequent or simultaneous transaction or any shares of Series C Common Stock issued to MacManus or an affiliate of MacManus in connection with any share transfer or exchange between MacManus or its controlled affiliates and Novo (collectively, for purposes of this Section 3, the "Transfer Shares") to any purchaser other than Novo or as otherwise set forth below, then MacManus shall promptly give written notice (the "Offer Notice") to Novo offering to sell to Novo such Transfer Shares at a price and on such other terms as shall be specified in such Offer Notice.

                (b) Upon receipt of an Offer Notice, Novo, or any assignee of Novo, shall have the right within thirty (30) business days following receipt of the Transfer Notice, to purchase all (but not less than all) of the Transfer Shares specified in the Offer Notice (which right shall be exercised at the discretion of the Board of Directors of Novo or any Committee thereof to which such power shall be delegated by such Board) upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Purchase Notice") delivered by Novo or its assignee to MacManus prior to the expiration of the thirty (30) business day exercise period. If such right is exercised with respect to all of the Transfer Shares specified in the Offer Notice, then Novo shall effect the purchase of such Transfer Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Purchase Notice; and at such time MacManus shall deliver to Novo or its designate the certificates representing such Transfer Shares to be purchased, properly endorsed for transfer.

                (c) In the event that Novo, or its assignee, elects not to exercise the rights provided in this Section 3, the Transfer Shares specified in the Offer Notice may be sold by MacManus to any third party (subject to paragraph (g) below and the provisions of Article 3 above); provided the terms of such sale are not materially more favorable to the third party purchaser than the terms set forth in the Offer Notice; and further provided that such sale takes place within one hundred twenty (120) days after the Offer Notice was first delivered to Novo. MacManus shall be required to satisfy again with the procedures contained in this Section 3 in the event any such proposed sale to the third party shall not comply with the provisos contained in the immediately preceding sentence.

                (d) The covenants set forth in this Section 3 shall terminate and be of no further force or effect upon the earliest of (i) the effective date of Novo's first registration statement filed under the Securities Act for the sale of its securities to the public; and (ii) when Novo first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act or (iii) when MacManus ceases to own Series A Preferred Stock and/or Series C Common Stock representing at least 20% of the total outstanding voting stock of Novo.

                (e) In the event of any subsequent receipt of shares of Novo by MacManus in respect of the shares of Series A Preferred Stock acquired hereunder, whether by stock dividend, reclassification, share exchange or any other form of transaction, MacMamus agrees that such shares shall be automatically subject to the terms of this Right of First Offer set forth above.

                (f) The Right of First Offer contained in this Section 3 shall not apply to any transfer of Transfer Shares by MacManus to any MacManus Affiliate, including for these purposes any transfer directly to or to any company controlled by the shareholders of MacManus or in correction with any transaction where MacManus is selling all or a substantial portion of its business.

                (g) Notwithstanding anything to the contrary above, in the event the Transfer Shares that MacManus intends to transfer to a third party represent 30% or more of the then outstanding voting capital stock of Novo, Novo shall have the right, to the extent it has reasonable, good faith objections to the identity of the proposed purchaser (such as if such purchaser is a direct competitor of Novo or has an unfavorable reputation in the Internet industry) to require that MacManus not sell shares constituting 30% or more of such voting stock to such proposed purchaser. Any such objection by Novo must be made in writing to MacManus within 10 business days of the date Novo is first informed by MacManus of the identity of such proposed purchaser.

                (h) So long as the securities subject to this Agreement are subject to the Right of First Offer set forth in this Agreement, such shares subject to the Right of First Offer shall have the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST OFFER UPON AN ATTEMPTED TRANSFER OF SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        4. Miscellaneous.

                4.1 Additional Parties. In the event of (a) an additional closing or closings of the purchase of shares of Series A Preferred Stock; or
(b) the issuance of any additional warrants to purchase shares of Series A Preferred Stock to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which approved are by the Board of Directors, then upon execution of a signature page counterpart hereto by any purchaser, financial institution or lessor and without need for an amendment hereto except to add such entity's name to Exhibit A hereto, any such entity shall become a party to this Agreement, shall be deemed an "Investor" for purposes of this Agreement, and shall have the identical rights and obligations hereunder as the other Investors, in each case as of the date of execution of such counterpart signature page.

                4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                4.3 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                4.6 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature pages hereto or on Exhibit A hereto or as subsequently modified by written notice, and if to the Company, with a copy to (i) Thomas J. Cervantez, Esq., c/o Britton Silberman & Cervantez LLP, 461 Second Street, San Francisco, California 94107 and (ii) Lewis A. Rubin, Esq., c/o David & Gilbert LLP, 1740 Broadway, New York, New York 10019.

                4.7 Prevailing Party. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders' Stock; provided that if such amendment has the effect of affecting the Founders' Stock (a) in a manner different than securities issued to the Investors and (b) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                4.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

                4.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.



                            [Signature Page Follows]

        The parties have executed this Investors' Rights Agreement as of the date first above written.

COMPANY:                                INVESTORS:

NOVO MEDIAGROUP, INC.                   THE MACMANUS GROUP, INC.


By: /s/ KELLY RODRIQUES                 By: /s/ DAVID WINCLECHTER
   -----------------------------           -------------------------------------
   Kelly Rodriques, C.E.O.              Name: David Winclechter
                                             -----------------------------------
                                        Title: VP/SECRETARY
                                              ----------------------------------
Address:
                                        Address:

     Facsimile:
                                             Facsimile:
FOUNDERS:



/s/ KELLY RODRIQUES                     /s/ ANTHONY WESTREICH
--------------------------------        ----------------------------------------
Kelly Rodriques                         Anthony Westreich

Address: 222 Sutter 6th Floor           Address: 222 Sutter Street 6th Floor
         San Francisco, CA. 94108                San Francisco, CA. 94108


   Facsimile:                              Facsimile:

                                        N.W. AYER COMMUNICATIONS, INC. (to be
                                        bound by the Right of First Offer in
                                        Section 3 hereof as relates to the
                                        Series C Common Stock and any
                                        distributions thereon)



                                        By: /s/ DAVID WINCLECHTER
                                           -------------------------------------
                                        Name: David Winclechter
                                             -----------------------------------
                                        Title: VP/SECRETARY
                                              ----------------------------------
                                        Address:
                                        Facsimile: